Exhibit 10.2
TD AMERITRADE HOLDING CORPORATION
DIRECTOR RESTRICTED STOCK UNIT AGREEMENT
     TD AMERITRADE Holding Corporation (the “Company”) hereby grants you, [______________] (the “Grantee”), the number of Restricted Stock Units indicated below under the Company’s 2006 Directors Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”) and each Appendix. Subject to the provisions of Appendix A and B (attached) and of the Plan, the principal terms of this grant are as follows:

Grant Date:	[Date]

Total Number of Restricted Stock Units:	[Number]
This reflects the total number of Restricted Stock Units granted to you on the Grant Date, and shall be increased as of any date by the cumulative number of additional Restricted Stock Units, if any, credited by this Agreement through such date in payment of Dividend Equivalent Rights as described in paragraph 27 of Appendix A (attached) to this Agreement.*

Scheduled Vesting:	The Restricted Stock Units will vest in accordance with the schedule set forth in Appendix A and B (attached) and provisions of the Plan and this Agreement.

Settlement Date:	One Share will be issued for each Restricted Stock Unit that has vested on the date specified in Appendix B (but in no event later than the tenth (10th) business day following such Settlement Date).

Acceptance:	You must accept this grant of Restricted Stock Units prior to the Acceptance Deadline, which is sixty (60) days from the Grant Date.

*	Except as otherwise provided in this Agreement, or by the terms of the Plan, you will not vest in the Restricted Stock Units unless you remain a Non-Employee Director of the Company through the applicable Vesting Date.

     Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in the Plan and this Agreement, including Appendix A and Appendix B. Important additional information on vesting, forfeiture and the actual issuance of the Shares in settlement of the Restricted Stock Units covered by this grant are contained in paragraphs 4 through 13 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A AND APPENDIX B, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.
     THIS AGREEMENT MUST BE ACCEPTABLE BY YOU BY THE ACCEPTANCE DEADLINE, OR THIS GRANT OF RESTRICTED STOCK UNITS WILL AUTOMATICALLY BE CANCELED.
TD AMERITRADE HOLDING CORPORATION
By:
Title:
ACCEPTED BY THE GRANTEE

Print Name

Signature

Acceptance Date (must be within sixty (60) days of the Grant Date)

APPENDIX A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
     1. Grant. The Company hereby grants to the Grantee under the Plan at the per share price of $.01, equal to the par value of a Share, the number of Restricted Stock Units indicated in the Notice of Grant, subject to all of the terms and conditions in the Agreement, Appendix A and B and the Plan.
     2. No Payment of Purchase Price Necessary. When the Restricted Stock Units are settled through the issuance of Shares to the Grantee, the par value of the underlying Company Stock will be deemed paid by the Grantee for each Restricted Stock Unit through the past services rendered by the Grantee.
     3. Company’s Obligation to Pay. Each Restricted Stock Unit represents a right to receive, on the Settlement Date, one Share for each vested Restricted Stock Unit. Unless and until the Restricted Stock Units have vested in the manner set forth in this Agreement and Appendix A and B, the Grantee will have no right to receive settlement of Shares underlying such Restricted Stock Units. Prior to the settlement of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation. Payment of any vested Restricted Stock Units will be made in Shares.
     4. Vesting Schedule. Except as otherwise provided in paragraph 5 of this Appendix A, the Restricted Stock Units awarded by this Agreement are scheduled to vest in accordance with the vesting schedule set forth in Appendix B. Restricted Stock Units scheduled to vest on any applicable date actually will vest only if the Grantee continues to be a Non-Employee Director through such date.
     5. Committee Discretion. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Committee.
     6. Issuance of Shares after Vesting. Each Restricted Stock Unit that becomes vested under this Agreement will be settled by the Company through the issuance of Shares to the Grantee (or in the event of the Grantee’s death, to his or her estate) as soon as practicable following the Settlement Date, subject to paragraph 12, and in no event later than the tenth (10th) business day following the Settlement Date. Notwithstanding anything to the contrary in this Agreement, the Company may also authorize, in conjunction with the terms of the Plan or any other applicable Company deferred compensation plan, that the receipt of Stock subject to any Restricted Stock Unit, may be deferred under the terms and conditions of the Plan or any such other Company deferred compensation plan.
     7. Forfeiture. Other than as provided in paragraphs 8 through 10, and notwithstanding any contrary provision of this Agreement, Appendix A and Appendix B, the balance of the Restricted Stock Units that have not vested pursuant to paragraphs 4 or 5 at the time the Grantee ceases to be a Non-Employee Director will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Grantee shall not be entitled to a refund of any price paid for the Restricted Stock Units forfeited to the Company pursuant to this paragraph 7.
     8. Death of Grantee. In the event that the Grantee ceases to be a Non-Employee Director due to his or her death prior to the Settlement Date, the Restricted Stock Units will vest and be settled by the Company through the issuance of Shares to the administrator or executor of the Grantee’s estate, on a date as soon as practicable after the date of the Grantee’s death. The Company may require any administrator or executor of the Grantee’s estate to furnish (a) written notice of his or her status as transferee, or (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with Applicable Laws pertaining to the transfer of the Shares underlying the Restricted Stock Units.
     9. Disability of Grantee. In the event that the Grantee ceases to be a Non-Employee Director due to his or her Disability prior to the Settlement Date, the Restricted Stock Units will vest and be settled by the Company through the issuance of Shares to the Grantee on a date as soon as practicable after the date of the Grantee’s Disability.
     10. Change in Control. In the event that a Change in Control occurs prior to the Settlement Date, the Restricted Stock Units will vest and be settled by the Company through the issuance of Shares on a date as soon as practicable after the effective date of the Change in Control, and in no event later than the tenth (10th) business day following the effective date of the Change in Control.
     11. Non-solicitation and Non-competition. The receipt of any Shares pursuant to this award will be subject to the Grantee, for the period of his or her service as a Non-Employee Director with the Company and for a period of one year after the termination of his or her service with the Company, not: (i) directly or indirectly soliciting customers of the Company in an attempt to have such customers cease their relationship with the Company, (ii) soliciting any employee of the Company for employment with any employer other than the Company, or (iii) directly or indirectly engaging in, having any ownership interest in or participating in any entity that as of the date of termination, competes with the Company in any substantial business of the Company or any business reasonably expected to become a substantial business of the Company. To the extent the Grantee has violated any term and condition of this paragraph 11, the Restricted Stock Units prior to settlement shall be forfeited pursuant to paragraph 7 and if Shares have already been issued to the Grantee, then the Grantee shall be required to either return the Shares or forfeit any gain recognized by the Grantee from the sale of such Shares.
     12. Withholding of Taxes. When the Shares are issued in settlement for vested Restricted Stock Units, the Grantee will recognize immediate U.S. taxable income if the Grantee is a U.S. taxpayer. If the Grantee is a non-U.S. taxpayer, the Grantee will be subject to applicable taxes in his or her jurisdiction. If the Company is obligated at the time of the issuance of the Shares to withhold taxes on behalf of such income recognized by the Grantee (for example if the Grantee has become an Employee of the Company after the Grant Date and prior to the Vesting Date or Settlement Date, or if changes in Applicable Laws require such withholding), the Company reserves the right to withhold a portion of the Shares otherwise issuable in payment for vested Restricted Stock Units that have an aggregate market value sufficient to pay any applicable minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company with respect to the Shares. No fractional Shares will be withheld or issued pursuant to the grant of Restricted Stock Units and the issuance of Shares thereunder. The Company may instead, in its discretion, withhold an amount necessary to pay the applicable taxes from the Grantee’s Non-Employee Director compensation or other amounts payable to the Grantee, with no withholding of Shares. In the event that any applicable withholding requirements are not satisfied through the withholding of Shares (or, through the Grantee’s compensation or other amounts payable to the Grantee, as indicated above), no Shares will be issued to the Grantee (or his or her estate) in settlement of the Restricted Stock Units unless and until satisfactory arrangements (as determined by the Committee) have been made by the Grantee with respect to the payment of any applicable taxes which the Company determines must be withheld or collected with respect to such Restricted Stock Units. By accepting this Award, the Grantee expressly consents to the withholding of Shares and to any cash or Share withholding as provided for in this paragraph 12. All income and other taxes related to the Restricted Stock Unit award and any Shares delivered in payment thereof are the sole responsibility of the Grantee.
     13. Rights as Stockholder. Except as provided pursuant to the Dividend Equivalent Rights provided in paragraph 27, neither the Grantee nor any person claiming under or through the Grantee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account) after the Settlement Date. After such issuance, recordation and delivery, the Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     14. No Effect on Service. The Grantee acknowledges and agrees that this Agreement and Appendix A and B and the transactions contemplated hereunder do not constitute an express or implied promise of continued service for any period, or at all, and shall not interfere with the Grantee’s right or the Company’s right to terminate the Grantee’s relationship at any time, with or without cause.
     15. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its General Counsel, at 6940 Columbia Gateway Drive, Suite 200, Columbia, Maryland 21045, or at such other address as the Company may hereafter designate in writing.
     16. Grant is Not Transferable. Except to the limited extent provided in paragraph 8 above, this grant and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void.

     17. Restrictions on Sale of Stock. The Shares issued as settlement for the payment for any vested Restricted Stock Units awarded under this Agreement will be registered under the federal securities laws and will be freely tradable upon receipt. However, the Grantee’s subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws. In addition, the Shares issued as settlement for the payment of any vested Restricted Stock Units awarded under this Agreement will also be subject to any applicable ownership guidelines and Share ownership holding periods which may be currently in effect under the Company’s trading policy.
     18. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     19. Conditions for Issuance of Certificates for Stock. The Shares deliverable to the Grantee may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; provided that issuance of certificates for Shares hereunder is to be made in no event later than the tenth (10th) business day following the Settlement Date.
     20. Plan Governs. This Agreement and Appendix A and B is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and Appendix A and B and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used and not defined in this Agreement and Appendix A and B shall have the meaning set forth in the Plan.
     21. Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement and Appendix A and B and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other persons. The Committee shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement and Appendix A and B.
     22. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement and Appendix A and B.
     23. Agreement Severable. In the event that any provision in this Agreement and Appendix A and B shall be held invalid or unenforceable, such provision shall be severable from,

and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement and Appendix A and B.
     24. Entire Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Grantee expressly warrants that he or she is not executing this Agreement and Appendix A and B in reliance on any promises, representations, or inducements other than those contained herein.
     25. Modifications to the Agreement. The Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.
     26. Amendment, Suspension or Termination of the Plan. By accepting this award, the Grantee expressly warrants that he or she has a right to receive Shares under, and subject to the terms and conditions of, the Plan and this Agreement and Appendix A and B, and has received, read and understood the Plan and this Agreement and Appendix A and B. The Grantee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.
     27. Dividend Equivalent Rights. The Number of Restricted Stock Units subject to this Agreement shall be increased by such additional Restricted Stock Units in an amount determined by the following formula: X = (A x B) / C; where:
•	“X” is the number of whole Restricted Stock Units to be credited (which shall be rounded down to the next whole Share as no fractional Shares shall be credited pursuant to this Dividend Equivalent Right);

•	“A” is the amount of cash dividends paid by the Company to stockholders with respect to one Share;

•	“B” is the number of whole Restricted Stock Units remaining subject to this Agreement as of the cash dividend record date but immediately prior to the application of this paragraph 27; and

•	“C” is the Fair Market Value of a Share on the cash dividend payment date.
If a Settlement Date occurs before the cash dividend payment date, and the Grantee did not otherwise receive any additional Restricted Stock Units with respect to such Shares issued on the applicable Settlement Date, the Grantee shall nevertheless be entitled to receive additional Restricted Stock Units, in an amount determined pursuant to this paragraph 27, and such additional Restricted Stock Units shall be immediately settled through the issuance of Shares on the cash dividend payment date (or as soon as reasonably practicable thereafter).

Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as to which applied to each underlying Share pursuant to which the Dividend Equivalent Rights were paid.
     28. Notice of Governing Law. This grant of Restricted Stock Units shall be governed by, and construed in accordance with, the laws of the State of Nebraska without regard to principles of conflict of laws.

APPENDIX B
VESTING SCHEDULE
OF RESTRICTED STOCK UNITS
     The vesting of the Restricted Stock Units subject to this award shall be determined based on the following schedule:
•	One hundred percent (100%) of the Restricted Stock Units shall vest on the first anniversary of the Grant Date.
     The Settlement Date, when the vested Restricted Stock Units, if any, will be settled by issuing Shares of Company Stock to the Grantee shall be either: (1) the Settlement Date selected by the Grantee pursuant to Section 6 of this Agreement; or (2) if no Settlement Date has been selected by the Grantee, then the Settlement Date shall be the first date as soon as reasonably practicable following the date upon which such Restricted Stock Units have vested.